UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2018

Resort Savers, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55319	46-1993448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 10-2-4B, Jin Di Shang Tang Garden Long Hua Xin Qu Shang Tang Road Shenzhen, Guang Dong, the People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 0086-0755-23106825

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2018, Resort Savers, Inc., (“RSSV” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Admall Sdn. Bhd., a limited liability company incorporated in Malaysia (“Admall”), and each of Admall’s shareholders (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will effect an acquisition of Admall by acquiring from the Sellers all outstanding equity interests of Admall (the “Acquisition”).

Pursuant to the Agreement, in exchange for all of the outstanding shares of Admall, the Company will issue 400,000,000 shares of common stock of the Company (the “Exchange Shares”) to the Sellers. The Exchange Shares will be allocated among the Sellers pro-rata based on each Seller’s ownership of Admall prior to the Acquisition.

The Agreement contains a number of representations and warranties made by the Company, on the one hand, and Admall and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Agreement or in information provided pursuant to certain disclosure schedules to the Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

The Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Agreement and the earlier of the closing of the Agreement (the “Closing”) or the termination of the Agreement in accordance with its terms, including but not limited to covenants regarding the operation of their respective businesses in the ordinary course of business, confidentiality and publicity, and no solicitation of other competing transactions.

The obligation of the parties to complete the Acquisition is subject to the fulfillment (or, in some cases, the waiver) of certain closing conditions, including but not limited to:

•	the approval of the Agreement and the transactions contemplated thereby (including the Acquisition) by the Company’s board of directors and stockholders;

•	all necessary consents from government authorities and third parties have been obtained; and

•	no adverse effect has occurred to any party as of the Closing.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement.

On February 9, 2018, the Company entered into a Termination of Share Exchange Agreement (the “Termination Agreement”), by which the Company, Dusun Eco Resort (2005) Sdn. Bhd., a limited liability company registered under the laws of Malaysia (“Dusun Eco”), and the shareholders of Dusun Eco (the “Dusun Sellers”) agreed to terminate that certain Share Exchange Agreement, dated December 7, 2017, by and between the Company, Dusun Eco and the Dusun Sellers (the “Terminated Agreement”) pursuant to Section 9.1(a) of the Terminated Agreement.

Under the Terminated Agreement, the Company agreed to acquire all of the issued and outstanding stock of Dusun Eco in exchange for the issuance of 400,000,000 shares of the Company’s common stock. After further review of the due diligence materials related to the Exchange, the Company’s board of directors felt that it was in the Company’s best interest to terminate the Terminated Agreement. The Terminated Agreement includes no penalties material to the Company which result from the termination of the Terminated Agreement.

The foregoing description of the Termination Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.2 and incorporated herein by reference. Similarly, the foregoing description of the Terminated Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed with the SEC on December 8, 2017, and is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of sole directors and corporate officers

On February 9, 2018, following the execution of the Agreement and the Termination Agreement, Zhou Gui Bin resigned from his positions as director, president, CEO and secretary of the Company, and Zhou Wei resigned from his positions as director, treasurer and CFO of the Company. The resignations were not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The resignations were effected by a board consent in lieu of special meeting of the directors.

Appointment of directors

On February 9, 2018, the Company’s departing board of directors approved, by written consent in lieu of special meeting of the directors, the appointment of Mr. DS Chang and Mr. Patrick Tan as the new directors of the Company (the “Appointed Directors”), and submitted such appointment for approval and ratification by the Company’s stockholders.

Mr. DS Chang, 48, has since 2016 owned and operated his own financial services company, SGCI, with offices in Paris, London, Frankfurt, Hong Kong and Beijing, providing consulting services in the areas of lease financing, term financing, project financing, investment funds, fund management, corporate restructuring, and company reorganization. In 2013, he became the Vice-Chairman at a French financial group, a listing sponsor for NYSE-Euronext. His clients included companies from different countries across the globe. He worked for 16 years as a financial specialist and corporate director serving the IT industry. Mr. Chang’s international professional career has spanned over 25 years, and he is fluent in French, English, and Mandarin.

Dr. Patrick Tan, 47, founded Admall in 2015 and serves as its chairman. Mr. Tan specializes in corporate branding and identity and has many years of experience researching the human brain and cognition in the context of applied marketing, advertising and branding. Mr. Tan received the Asia Pacific Entrepreneurship Award in 2008 and has been awarded honorary degrees by Shenzhen University (China), Victoria University (Hong Kong), Carlton College (USA), California University School of International Business Studies (USA) and Sabi University (France). He was granted the honorary title of Dato’ Sri in 2016, by the Sultan of Pahang.

Appointment of officers

Pursuant to the board consent, the Company’s departing directors also appointed Mr. DS Chang as the Company’s president and CEO, Mr. Patrick Tan as the Company’s treasurer and CFO, and Mr. Liang-Yu Chang as the Company’s Secretary, all of whom are to serve on an at-will basis until their resignation or removal by the Company’s board of directors. Owing to the urgency created by the resignations of Mr. Zhou Gui Bin and Mr. Zhou Wei as corporate officers of the Company, Mr. DS Chang, Mr. Patrick Tan, and Mr. Liang-Yu Chang have all agreed to negotiate employment agreements in good faith at a date subsequent to the date of their respective appointments as corporate officers. Mr. DS Chang, Mr. Patrick Tan, and Mr. Liang-Yu Chang were selected based on their background and history of growing strong businesses and delivering long term growth in shareholder value. The Company believes that Mr. DS Chang, Mr. Patrick Tan, and Mr. Liang-Yu Chang possess the attributes necessary to create substantial value for RSSV stockholders.

Mr. Liang-Yu “Jacky” Chang, 42, specializes in investor relations in connection with initial public offerings in the United States, the People’s Republic of China and Taiwan. He has held positions with Taiwan’s Chip Hope (8084:TT) and J Touch Corporation (TPE:3584), and United States listed companies GIA Investments Corp. (OTCMKTS:GIAI) and Nownews Digital Media Technology Co. Ltd. (OTCMKTS:NDMT). From 2015 to 2017 Mr. Chang served as Vice President of Asia for Marechal & Associes Limited, and since 2017 he has served Vice President for the German company, SGCI Corporate Finance GmbH.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	DESCRIPTION

10.1	Share Exchange Agreement, dated February 9, 2018, by and among the Company, Admall Sdn. Bhd., and the shareholders of Admall Sdn. Bhd.
10.2	Termination of Share Exchange Agreement, dated Deecmber 7, 2017, by and among the Company, Dusun Eco Resort (2015) Sdn. Bhd., and the shareholders of Dusun Eco Resort (2015) Sdn. Bhd.

___________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resort Savers, Inc.

Date: February 9, 2018	By:	/s/ Zhou Gui Bin
Zhou Gui Bin,
President and Chief Executive Officer

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